Exhibit 10.6A
                          AMEDMENT
                             TO
                      CONTROL AGREEMENT

     WHEREAS, Apothekernes Laboratorium AS (now known as
A.L. Industrier AS), a corporation organized and existing under the laws of the Kingdom of Norway (A.L. Oslo), and A.L. Laboratories Inc. (now known as Alpharma Inc.), a
Delaware corporation (the "Company"), are parties to a Control Agreement dated as of February 7, 1986, as previously amended (the "Control Agreement"), pursuant to which A.L. Oslo irrevocably agreed that, prior to November
1, 1997 (the "Termination Date"), it would not sell or otherwise dispose of the shares of the Company's Class B
Common Stock (the "Class B Stock") that it owns or exchange or convert any of such shares into the Company's Class A
Common Stock ("Class A Stock").

     WHEREAS, A.L. Oslo and the Company desire to amend the Control Agreement to extend the Termination Date to November 1, 1999 and to permit A.L. Oslo to pledge, in a bona fide transaction, up to 5,000,000 shares of the Class B Stock that it owns.

     NOW, THEREFORE, A.L. Oslo hereby agrees irrevocably that prior to November 1, 1999 it will not sell or otherwise dispose of any shares of Class B Stock that it now or at any time owns or exchange or convert any shares of Class B Stock that it now or at any time owns into Class A Stock; provided, however, that A.L. Oslo may pledge, in a bona fide transaction, up to 5,000,000 shares of the Class B Stock that it now or at any time owns (but in no event more than 50% of its shares).

     IN WITNESS WHEREOF, A.L. Oslo has duly executed and delivered this Control Agreement as of this 19th day of December 1996.


                              A.L. INDUSTRIER AS
                              (formerly known as
                              Apothekernes Laboratorium AS)



By:________________________


Agreed to and accepted as of
December 30, 1996

ALPHARMA INC.
(formerly known as
A.L. Laboratories, Inc.)

By:__________________________
Its:__________________________